EXHIBIT 5
                                  May 15, 1996


Southern Energy Homes, Inc.
Highway 41 North
Addison, AL  35540

Attn:  Keith W. Brown, Chief Financial Officer

      RE:   Registration Statement on Form S-3 filed on May 15, 1996

Ladies and Gentlemen:

      We have acted as counsel to Southern Energy Homes, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 1,000,000 shares of common stock, $.0001 par value (the "Shares"). This opinion is being rendered in connection with the filing of the Registration Statement.

      For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

      In connection with this opinion, we have examined the following (collectively, the "Documents"):

    (i) the Certificate of Incorporation of the Company incorporated by reference as Exhibit 3.1 to the Registration Statement;

    (ii)  the By-laws of the Company  incorporated  by  reference as Exhibit
          3.2 to the Registration Statement;

    (iii) the corporate minutes of the Company pertaining to certain proceedings of the directors of the Company; and

    (iv) a certificate of the Treasurer of the Company as to which we have relied exclusively with respect to payment of consideration for the outstanding shares of the Company's Common Stock.

      We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraph 1 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

      Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal law of the United States of America.

      1. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

      We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

                              Very truly yours,

                              BROWN, RUDNICK, FREED & GESMER

                              By: BROWN, RUDNICK, FREED & GESMER, P.C., a
                                  Partner


                              By: /s/Paul J. Hartnett, Jr.
                                  ----------------------------------------
                                     Paul J. Hartnett, Jr., A Member
                                     Duly Authorized
PJH/PJF


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